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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                December 3, 2003


                              Diomed Holdings, Inc.


               Delaware                      000-32045             84-140636
  (State or other jurisdiction of  (Commission File Number) (IRS Employer
            incorporation)                                   Identification No.)

                       1 Dundee Park
                        Andover, MA                         01810
         (Address of Principal Executive Offices)         (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
        -----------------------------------------

         On November 25, 2003, the Company completed the equity financing transaction (the "Equity Financing") it announced on September 2, 2003, in which a number of accredited investors (the "Investors") agreed to purchase shares of the Company's common stock for an aggregate purchase price of $23.2 million. The Equity Financing occurred at two closings. The first closing was on September 3, 2003 and the second closing was on November 25, 2003.

         At the first closing, the Company received $6.5 million from the Investors in exchange for secured convertible bridge notes. The Investors in the first closing included Gibralt US, Inc., an affiliate of Samuel Belzberg, a director of the Company, which funded $1.5 million to the Company at the first closing. The Company also issued $495,000 principal amount of secured bridge notes to its placement agent as part of the fees payable to the placement agent.

         At the second closing, the Investors provided $16.7 million to the Company, $15.5 million of which was paid in cash, with the remaining $1.2 million invested by conversion of the Company's Class D Secured Notes due 2004 (the "Class D Notes") issued in connection with the Company's May 2003 interim financing transaction. The holders of the Class D Notes were affiliates of the
Company: Gibralt US, Inc., which is an affiliate of Samuel Belzberg, a director of the Company; James A. Wylie, Jr., a director and the chief executive officer of the Company; and Peter Norris, a former director of the Company (holding $1,100,000, $50,000 and $50,000 principal amount of Class D Notes, respectively).

         The second closing was conditioned on, among other things, stockholder approval by the Company's stockholders of: (i) an amendment to the Company's certificate of incorporation that would increase the number of authorized shares of common stock to 500,000,000; (ii) the listing of the shares of common stock to be issued to the Investors on the American Stock Exchange (the "AMEX") and
(iii) the issuance of 30,138,792 shares of common stock to Gibralt US, Inc. and the other parties that provided interim financings to the Company in December 2002 and May 2003. The Company's stockholders approved these matters at the Company's 2003 Annual Meeting of stockholders on November 25, 2003. The Company issued a total of 286,690,804 shares to the Investors, in addition to the warrants to purchase 40,879,063 shares of common stock that the Company had issued to its placement agent at the first closing as part of the placement agent's compensation.

         The Company has applied a portion of the proceeds from the first closing of the Equity Financing to repay in full all outstanding Class E Secured Notes issued in connection with the Company's $2 million bridge financing in December 2002 ($1,500,000 of which were held by Gibralt US, Inc., an affiliate of Samuel Belzberg, a director) and to acquire additional intellectual property rights related to the Company's EVLT(R) product line and for general working capital purposes. The Company will use the proceeds from the second closing of the Equity Financing to support the Company's sales and marketing initiatives, effect its intellectual property strategy and for other general working capital purposes.

                                       2
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         A copy of the Company's press release issued November 26, 2003 regarding the completion of the Equity Financing is included in this Current Report. For further information regarding the Equity Financing, see the Company's Current Report filed on September 10, 2003 regarding the Equity Financing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

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99.1             Press Release, dated November 26, 2003
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                Diomed Holdings, Inc.
                                (Registrant)

Date:    December 3, 2003       By:        /s/  JAMES A. WYLIE, JR.
                                          --------------------------
                                Name:     James A. Wylie, Jr.
                                Title:    President and Chief Executive Officer

List of Exhibits

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99.1             Press Release, dated November 26, 2003
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